UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 1, 2012

First Business Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive, Madison, Wisconsin 53719

(Address of principal executive offices, including zip code)

(608) 238-8008

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 1, 2012, the subscription period relating to the previously announced offering of subordinated debentures (the “Debentures”) by First Business Financial Services, Inc. (the “Company”) expired, following a one day extension of the subscription period by the Company in accordance with the terms of the offering. The Company previously announced that it had sold and issued $3,060,000 aggregate principal amount of Debentures to certain accredited investors in an initial closing on January 26, 2012. As of the expiration of the subscription period, the Company had accepted subscriptions from certain accredited investors for an additional $3,155,000 aggregate principal amount of Debentures since the time of the initial closing. The aggregate gross proceeds from the offering are $6,215,000, all of which has been, or will be, used to repay a portion of the Company’s existing subordinated debt.

The Debentures, which have been structured to qualify as Tier 2 capital of the Company, mature on January 15, 2022 and will bear interest at a fixed rate of 7.50% per annum for their entire term. The Company may, at its option, redeem the Debentures, in whole or part, at any time after the fifth anniversary of issuance, at a price equal to 100% of the principal amount of such Debentures redeemed plus accrued but unpaid interest to, but excluding, the redemption date, subject to any prior approval of the Board of Governors of the Federal Reserve System. The Debentures are not subject to repayment at the option of the holders.

Payment of principal and accrued interest on the Debentures may be accelerated by a holder of the Debentures only upon the Company’s bankruptcy (liquidation or reorganization) or the receivership of either of its wholly-owned bank subsidiaries, First Business Bank and First Business Bank—Milwaukee. There is no right of acceleration in the case of default in the payment of interest on the Debentures or the performance of any of the Company’s other obligations under the Debentures.

The offering and sale of Debentures pursuant to the offering has been conducted in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. Accordingly, the Debentures have been offered and sold exclusively to persons who are “accredited investors” within the meaning of Rule 501(a) of Regulation D.

This description of the Debentures does not purport to be complete and is qualified in its entirety by reference to the form of 7.50% Subordinated Debenture which was attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2012 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.

Date: March 7, 2012	By:	/s/ Barbara M. Conley
Barbara M. Conley Senior Vice President and General Counsel